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                                                                    EXHIBIT 11.1

                              UOL PUBLISHING, INC.

                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS

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
                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              --------------------------
                                                                 1997           1998
                                                              -----------    -----------
Numerator:
Net loss....................................................  $(1,096,031)   $(6,460,386)
                                                              ===========    ===========
Denominator:
Denominator for basic earnings per share -- weighted-average
  shares....................................................    3,186,167      3,811,428
                                                              ===========    ===========
Denominator for diluted earnings per share -- adjusted
  weighted-average shares...................................    3,186,167      3,811,428
                                                              ===========    ===========
Basic net loss per share....................................  $     (0.34)   $     (1.70)
                                                              ===========    ===========
Diluted net loss per share..................................  $     (0.34)   $     (1.70)
                                                              ===========    ===========
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